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MD Technologies' Acquires Medical Billing Company through Subsidiary

Third Acquisition for Company in Seven Months

BATON ROUGE, La. (May 31, 2006) -- MD Technologies Inc. (OTCBB: "MDTO.OB"), a leading healthcare practice management solutions provider, announces the addition of a new business partner through an acquisition by its subsidiary, Medical Group Services Inc. of Tampa, Fla. MGSI has acquired the assets of Billing Associates LLC, a provider of medical billing and healthcare consulting services to a dozen physician groups in Tampa.

"This is our third acquisition in the past seven months, thanks to our capital infusion last year and our aggressive plan of smart growth and strategic partnerships," explained Jose Canseco, vice president of mergers and acquisitions. "The new alliance of MGSI and Billing Associates will deliver the billing aspects of our service more efficiently."

MDTO secured a $1.6 million loan agreement with Bancorp South on May 5, 2006.  The proceeds from this loan were used to fund the purchase of Billing Associates. The addition grows MDTO to a company that now delivers products and services to more than 500 physicians in 11 states.

  "Billing Associates has focused its services on anesthesiologists, an attractive new market for us" explained Will Eglin, president and CEO. "The addition of these contracts gives us a new expertise in this area as we grow our customer base and improve our services to new and existing customers."

Billing Associates founder, Mark Borden, is joining MDTO's management team as vice president of development for its MGSI subsidiary.

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"This third acquisition increases efficiency in our billing capabilities, so that we can aggressively develop our technology arsenal. Improving our Web-based software will improve all aspects our practice management offerings and let our clients focus on healthcare," added William D. Davis, chairman.

About MD Technologies, Inc.

MD Technologies Inc. (www.medtopia.com), headquartered in Baton Rouge, La., is a leading provider of healthcare technology solutions and revenue cycle management services to physician practices. The company delivers products and services to a diverse client base of over 500 hundred physicians in 11 states throughout the nation. MD Technologies' key product line is Medtopia Healthcare Information Systems, a suite of Internet-based business applications and services designed for the healthcare industry. The Medtopia suite includes Medtopia Manager, a practice management system for physician's practices, Medtopia EMR, an electronic medical record product, and Medtopia DMS, the company's electronic document management system.

About Medical Group Services, Inc.

Medical Group Services, Inc. (MGSI), a subsidiary of MD Technologies, Inc., is a comprehensive accounts receivable, practice management, and financial services company dedicated to improving the profitability of today's independent healthcare practices, based in Tampa, Florida. MGSI focuses on serving larger practices across six states. For more information on the company and its services log onto www.mgsionline.com.

About Billing Associates LLC

Billing Associates, LLC (www.billingassociates.com) is a full service, medical billing company serving physicians in the greater Tampa Bay Area. Each member of the knowledgeable staff has, on average, 10 years experience in medical billing to include all facets of billing and collecting.

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This news release may contain statements that may be considered "forward-looking statements" under the federal securities laws, including statements concerning the Company's financial stability, its expectations of continued growth and profitability, and it plans for future growth. Forward-looking statements by their nature involve substantial uncertainty and there can be no assurance that actual results or events will not differ materially from those in the forward-looking statements.

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